As filed with the Securities and Exchange Commission on April 11, 1995
                                                     Registration No. 33 - 57697
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              AMENDMENT NO. 1 TO
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      FIRST TENNESSEE NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)
         TENNESSEE                         6021                  62-0803242
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                               165 MADISON AVENUE
                            MEMPHIS, TENNESSEE 38103
                                 (901) 523-4444
              (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                             HARRY A. JOHNSON, III
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                      FIRST TENNESSEE NATIONAL CORPORATION
                               165 MADISON AVENUE
                            MEMPHIS, TENNESSEE 38103
                                 (901) 523-5624
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With Copies to:

                             CLYDE A. BILLINGS, JR.
                           VICE PRESIDENT AND COUNSEL
                      FIRST TENNESSEE NATIONAL CORPORATION
                               165 MADISON AVENUE
                            MEMPHIS, TENNESSEE 38103
                                 (901) 523-5679

         Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective and pursuant to the terms of the Registration Rights Agreement dated as of January 3, 1995.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X].





     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                      FIRST TENNESSEE NATIONAL CORPORATION

                         841,341 SHARES OF COMMON STOCK

     This Prospectus relates to 841,341 shares of the common stock, $2.50 par value per share ("Common Stock") and associated rights of First Tennessee National Corporation ("FTNC"). The 841,341 shares of Common Stock and associated rights that are offered for resale hereby are collectively referred to as the "Shares." The Shares may be offered by certain shareholders of FTNC (the "Selling Shareholders") from time to time in transactions in the over-the-counter market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Shares may be sold pursuant either to this Prospectus or pursuant to Rules 145 and 144 promulgated under the Securities Act of 1933, as amended. See "Selling Shareholders" and "Sale of the Shares."


     The limited partnerships listed in the table on page 4 acquired the Shares in connection with the acquisition of Carl I. Brown and Company ("CIB") by First Tennessee Bank National Association, the principal banking subsidiary of FTNC, on January 3, 1995, and the Shares are offered hereby pursuant to a Registration Rights Agreement by and among FTNC and the Selling Shareholders dated as of January 3, 1995. The term "Selling Shareholders" includes such limited partnerships and Carl I. Brown and Molly S. Brown. See "Selling Shareholders."


     None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by FTNC. FTNC will bear all expenses (other than selling commissions and fees) in connection with the registration and sale of the Shares being offered by the Selling Shareholders.

     The outstanding shares of Common Stock are included for quotation on the Nasdaq Stock Market. The last reported sale price of FTNC Common Stock on the Nasdaq Stock Market on its National Market on _________ __, 1995 was $______ per share.

     THE SHARES OF FTNC COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FTNC OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FTNC SINCE THE DATE HEREOF.

                      ----------------------------------

                THE DATE OF THIS PROSPECTUS IS ___________, 1995

                             AVAILABLE INFORMATION

     FTNC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy statements and other information can be obtained, upon payment of prescribed fees, from the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected at the SEC's facilities referred to above and at the SEC's
Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The FTNC Common Stock is included for quotation on the Nasdaq Stock Market and such reports, proxy statements and other information concerning FTNC should be available for inspection and copying at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. This Prospectus is part of a Registration Statement filed and effective under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock and associated rights to be issued. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the SEC's principal office in Washington, D.C. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the SEC are hereby incorporated by reference in this Prospectus and made a part hereof: (a) FTNC's Current Report on Form 8-K filed October 18, 1993; (b) FTNC's Annual Report on Form 10-K for the year ended December 31, 1994; (c) FTNC's proxy statement dated March 15, 1995, exclusive of the Board Compensation Committee Report and the Total Shareholder Return Performance Graph on pages 13-18 thereof; (d) the description of FTNC Common Stock contained in FTNC's registration statement on Form 10, filed April 14, 1970, pursuant to Section 12 of the Exchange Act (and any amendments or reports filed for the purpose of updating the description); and (e) the description of FTNC's rights to purchase participating preferred stock included in FTNC's registration statement on Form 8-A, filed September 8, 1989, pursuant to which FTNC registered the Shareholder Protection Rights under the Exchange Act.


     All documents filed by FTNC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     FTNC HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS THE EXHIBITS HAVE BEEN SPECIFICALLY INCORPORATED BY REFERENCE. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE TREASURER, FIRST TENNESSEE NATIONAL CORPORATION, P.O. BOX 84, MEMPHIS, TENNESSEE 38101, TELEPHONE NUMBER (901) 523-5630.

                                      FTNC

     FTNC is a regional bank holding company incorporated under the laws of Tennessee, which, through First Tennessee Bank National Association, Memphis, Tennessee ("FTB") and its other banking and banking-related subsidiaries, provides a broad range of financial services. FTNC was incorporated in Tennessee in 1968. At December 31, 1994, FTNC had consolidated total assets of approximately $10.5 billion, consolidated total deposits of approximately $7.7 billion and equity capital of approximately $748.8 million. At December 31, 1994, FTNC ranked 60th among bank holding companies in the United States and first among bank holding companies headquartered in Tennessee in terms of total assets.

     FTNC coordinates the financial resources of the consolidated enterprise and maintains systems of financial, operational and administrative control that allow coordination of selected policies and activities. FTNC operates principally through FTB, which was chartered as a national banking association in 1864. As of December 31, 1994, FTB was the largest commercial bank headquartered in Tennessee both in terms of total assets and deposits, and nationally, it ranked 59th in terms of total assets. At December 31, 1994, FTB had total assets of approximately $10.0 billion, total deposits of approximately $7.3 billion and equity capital of approximately $672.8 million. FTB conducts a broad range of retail and commercial banking and fiduciary services and had 214 banking locations at December 31, 1994. FTB also offers a comprehensive range of financial services, including bond broker/agency services, mortgage banking and check clearing, to companies nationally. Bond broker/agency services provided by FTB consist primarily of the sale of bank-eligible securities to other financial institutions. Subsidiaries of FTNC and FTB are engaged primarily in providing mortgage banking, integrated check processing solutions, discount brokerage, equipment finance, venture capital, investment management and credit life insurance.


     The principal executive offices of FTNC are located at 165 Madison Avenue, Memphis, Tennessee 38103, and its telephone number is (901) 523-4444.

     Additional information about FTNC and its subsidiaries is included in documents incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference."

                              SELLING SHAREHOLDERS

     The following table shows the name of each Selling Shareholder and the number of Shares being offered by each. After completion of the offering, assuming all of the Shares being offered are sold, the Selling Shareholders will not own any shares of Common Stock.

                        Common Stock Beneficially Owned


  Selling Shareholder(1),(2)  Prior to           Offered          Upon Completion      Percentage Owned
  --------------------------  Offering           Hereby           of the Offering      Upon Completion of
                              --------           ------                  --------      Offering
                                                                                     --------
  Brown Family Limited        143,504
  Partnership No. 1

  Brown Family Limited         93,048
  Partnership No. 2

  Brown Family Limited         93,048
  Partnership No. 3

  Brown Family Limited         93,048
  Partnership No. 4

  Brown Family Limited        142,345
  Partnership No. 5

  Brown Family Limited         92,116
  Partnership No. 6

  Brown Family Limited         92,116
  Partnership No. 7

  Brown Family Limited         92,116
  Partnership No. 8

  Carl I. Brown               414,195(3)

  Molly S. Brown              410,319(3)

  Carl I. and Molly S. Brown    8,413(3)

(1) Carl I. Brown and his wife, Molly S. Brown, are the general partners of these partnerships and together hold a 1% partnership interest in each partnership. A grantor retained annuity trust ("GRAT") of which Carl I. Brown is settlor and beneficiary owns 98% of the limited partnership interest in Partnerships 1 through 4 and a GRAT of which Molly S. Brown is settlor and beneficiary owns 98% of the limited partnership interests in Partnerships 5 through 8.

(2) Prior to the offering some or all of the shares acquired by the Partnerships and described in the table may be distributed to Carl I. and Molly S. Brown and sold by them in the offering instead of by the Partnerships.

(3) All of these shares are included above in the number of shares specified for the limited partnerships. These are not additional shares to be sold pursuant to the registration statement.


     FTNC has agreed to bear all expenses (other than selling commissions and fees) in connection with the registration and sale of the Shares being offered by the Selling Shareholders. See "Sale of the Shares." FTNC has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the resale of the Shares from time to time in the over-the-counter market or in negotiated transactions and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the earliest of (i) January 3, 1997, (ii) the completion of two offerings under the Registration Statement, or
(iii) the date as of which fewer than 10% of the initial number of Shares are held by the Selling Shareholders. This Prospectus forms a part of such Registration Statement.


                               SALE OF THE SHARES

     The sale of the Shares by the Selling Shareholders may be effected from time to time in transactions in the over-the-counter market, in negotiated transactions or through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker- dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation). The Shares may be sold either pursuant to this Prospectus or pursuant to Rules 145 and 144 promulgated under the Securities Act of 1933, as amended.

     The Selling Shareholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act.

                       DESCRIPTION OF FTNC CAPITAL STOCK

     The following summaries of certain provisions of the Restated Charter, as amended (the "Charter"), and Bylaws, as amended, of FTNC, the Rights Plan (defined below) and the Indenture (defined below) do not purport to be complete, are qualified in their entirety by reference to such instruments, each of which is an exhibit to the Registration Statement of which this Prospectus is a part, and are subject, in all respects, to applicable Tennessee law.


AUTHORIZED CAPITAL STOCK

     The authorized capital stock of FTNC currently consists of 5,000,000 shares of Preferred Stock, without par value ("Preferred Stock"), which may be issued from time to time by resolution of the FTNC Board and 100,000,000 shares of FTNC Common Stock. As of March 23, 1995, there were 34,214,707 shares of FTNC Common Stock and no shares of Preferred Stock outstanding. Also, approximately 3.3 million shares of FTNC Common Stock were reserved for issuance under various employee stock plans and FTNC's dividend reinvestment plan, approximately 2.5 million shares were reserved for issuance in connection with pending acquisitions, the FTNC Board of Directors authorized the repurchase of approximately 2.1 million shares of FTNC Common Stock in connection with one of the acquisitions, and 342,147 shares of Preferred Stock were reserved for issuance under the Rights Plan (as defined herein). Also, FTNC has on file with the SEC an effective shelf registration statement pursuant to which it may offer from time to time, at its discretion, senior or subordinated debt securities, preferred stock, including depository shares, and FTNC Common
Stock at an aggregate initial offering price not to exceed $300 million.


PREFERRED STOCK

     The FTNC Board is authorized, without further action by the shareholders, to provide for the issuance of up to 5,000,000 shares of Preferred Stock, without par value, from time to time in one or more series and, with respect to each such series, has the authority to fix the powers (including voting power), designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. Currently, no shares of Preferred Stock are outstanding.

FTNC COMMON STOCK

     The FTNC Board is authorized to issue a maximum of 100,000,000 shares of Common Stock, $2.50 par value per share. The holders of the FTNC Common Stock are entitled to receive such dividends as may be declared by the FTNC Board from funds legally available therefor. The holders of the outstanding shares of FTNC Common Stock are entitled to one vote for each such share on all matters presented to shareholders and are not entitled to cumulate votes for the election of directors. Upon any dissolution, liquidation or winding up of FTNC resulting in a distribution of assets to the shareholders, the holders of FTNC Common Stock are entitled to receive such assets ratably according to their respective holdings after payment of all liabilities and obligations and satisfaction of the liquidation preferences of any shares of Preferred Stock at the time outstanding. The shares of FTNC Common Stock have no preemptive, redemption, subscription or conversion rights. The shares of FTNC Common Stock will be, when issued in accordance with the Merger Agreement, fully paid and nonassessable. Under FTNC's Charter, the FTNC Board is authorized to issue authorized shares of FTNC Common Stock without further action by FTNC's shareholders. However, the FTNC Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq Stock Market's National Market, which requires shareholder approval of the issuance of additional shares of FTNC Common Stock in certain situations. The Transfer Agent for the Common Stock is Norwest Bank Minnesota, National Association.

     The FTNC Board is divided into three classes, which results in approximately 1/3 of the directors being elected each year. In addition, the Charter and the Bylaws, among other things, generally give to the FTNC Board the authority to fix the number of directors on the FTNC Board and to remove directors from and fill vacancies on the FTNC Board, other than removal for cause and the filling of vacancies created thereby which are reserved to shareholders exercising at least a majority of the voting power of all outstanding voting stock of FTNC. To change these provisions of the Bylaws, other than by action of the FTNC Board, and to amend these provisions of the Charter or to adopt any provision of the Charter inconsistent with such Bylaw provisions, would require approval by the holders of at least 80% of the voting power of all outstanding voting stock. Such classification of the FTNC Board and such other provisions of the Charter and the Bylaws may have a significant effect on the ability of the shareholders of FTNC to change the composition of an incumbent FTNC Board or to benefit from certain transactions which are opposed by the FTNC Board.

SHAREHOLDER PROTECTION RIGHTS PLAN

     Each share of FTNC Common Stock has attached to it one right (a "Right") issued pursuant to a Shareholder Protection Rights Agreement dated as of September 7, 1989 (the "Rights Plan"). Each Right entitles its holder to purchase 1/100th of a share of Participating Preferred Stock, without par value, for $76.67 (the "Exercise Price"), subject to adjustment, upon the business day following the earlier of (i) the 10th day after commencement of a tender or exchange offer which, if consummated, would result in a person's becoming the beneficial owner of 10% or more of the outstanding shares of FTNC Common Stock (an "Acquiring Person") and (ii) the first date (the "Flip-in Date") of public announcement that a person has become an Acquiring Person.

     The Rights will expire on the earliest of (i) the Exchange Time (defined below), (ii) September 18, 1999 and (iii) the date on which the Rights are redeemed as described below. The FTNC Board may, at its option, at any time prior to the Flip-in Date, redeem all the Rights at a price of $.01 per Right.

     If a Flip-in Date occurs, each Right (other than Rights beneficially owned by the Acquiring Person or its affiliates, associates or transferees, which Rights will become void), to the extent permitted by applicable law, will constitute the right to purchase shares of FTNC Common Stock or Participating Preferred Stock having an aggregate market price equal to twice the Exercise Price for an amount in cash equal to the then-current Exercise Price. In addition, the FTNC Board may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the beneficial owner of more than 50% of the outstanding shares of FTNC Common Stock, elect to exchange the Rights (other than Rights beneficially owned by the Acquiring Person) for shares of FTNC Common Stock at an exchange ratio of one share of FTNC Common Stock per Right (the "Exchange Time").

     FTNC may not agree to be acquired by an Acquiring Person without providing that each Right, upon such acquisition, will constitute the right to purchase common stock of the Acquiring Person having an aggregate market price equal to twice the Exercise Price for an amount in cash equal to the then-current Exercise Price.

      The Rights will not prevent a takeover of FTNC. The Rights, however, may have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that acquires 10% or more of the outstanding FTNC Common Stock unless the Rights are first redeemed by the FTNC Board.

SUBORDINATED CAPITAL NOTES DUE 1999

      On June 10, 1987, FTNC issued $75,000,000 principal amount of 10 3/8% Subordinated Capital Notes Due 1999 (the "Capital Notes"). The Capital Notes currently constitute Tier 2 capital under the Federal Reserve Board's risk-based capital guidelines. Pursuant to the Indenture, dated as of June 1, 1987 (the "Indenture"), between FTNC and BankAmerica National Trust Company, formerly Security Pacific National Trust Company (New York), Trustee, at maturity the Capital Notes are required to be exchanged for Common Stock, Preferred Stock or certain other eligible capital securities to be issued by FTNC ("Capital Securities") having a market value equal to the principal amount of the Capital Notes, except to the extent that FTNC, at its option, shall elect to pay in cash such principal amount from amounts representing proceeds of other issuances of Capital Securities designated for such use.

                                USE OF PROCEEDS

      None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by FTNC.

                                 LEGAL MATTERS

      A legal opinion to the effect that the Shares and associated Rights offered hereby, when sold, will be validly issued, fully paid and nonassessable, has been rendered by Clyde A. Billings, Jr., Vice President and Counsel, FTNC. Mr. Billings beneficially owns approximately 10,800 shares of FTNC Common Stock.

                                    EXPERTS

      The consolidated financial statements of FTNC and its subsidiaries incorporated by reference in FTNC's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon dated January 17, 1995, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      Registration fee to the SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $11,715
      Printing expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,000
      Accounting fees and expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5,000
      Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0
      Miscellaneous expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 285
                                                                                                                       ----
      Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $19,000
                                                                                                                    =======

      All fees and expenses are estimates except for the registration fee to the SEC.

Item 15.  Indemnification of Directors and Officers

      Tennessee Code Annotated Sections 48-18-501 through 48-18-509 authorize a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. FTNC has adopted the provisions of the Tennessee statute pursuant to Article XXVIII of its Bylaws. Also, FTNC has a "Directors' and Officers' Liability Insurance Policy" which provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

      Tennessee Code Annotated, Section 48-12-102, permits the inclusion in the charter of a Tennessee corporation of a provision, with certain exceptions, eliminating the personal monetary liability of directors to the corporation or its shareholders for breach of the duty of care. FTNC has adopted the provisions of the statute in Article 13 of its charter.

      The shareholders of FTNC have approved an amendment to Article XXVIII of the Bylaws pursuant to which FTNC is required to indemnify each director and any officers designated by the FTNC Board, and advance expenses, to the maximum extent not prohibited by law. In accordance with the foregoing, the FTNC Board is authorized to enter into individual indemnity agreements with the directors and such officers. Such indemnity agreements have been approved for all of the directors and certain officers.

Item 16.  Exhibits

Exhibits
 Number                                   Description

    4(a) Restated Charter, as amended, of the Registrant (incorporated by reference to Exhibit 3(i) to FTNC's Registration Statement on Form S-4 (No. 33-53331) filed April 28, 1994)

    4(b) Bylaws, as amended, of the Registrant (incorporated by reference to Exhibit 3(ii) to FTNC's Annual Report on Form 10-K for the year ended December 31, 1994)


    4(c)         Form of Common Stock Certificate, incorporated by reference to
                 Exhibit 4(a) to FTNC's registration statement on Form S-4 (No. 33-51223), filed November 30, 1993

    4(d) Shareholder Protection Rights Agreement, dated as of September 7, 1989, between FTNC and FTB as Rights Agent, incorporated by reference to FTNC's Registration Statement on Form 8-A, filed September 8, 1989

   4(e) Indenture, dated as of June 1, 1987, between FTNC and Security Pacific National Trust Company (New York), Trustee incorporated by reference to FTNC's Annual Report on Form 10-K for the fiscal year ended December 31, 1991


   4(f) FTNC and certain of its consolidated subsidiaries have outstanding certain long-term debt. See Note 12 in FTNC's 1994 Annual Report to Shareholders. None of such debt exceeds 10% of the total assets of FTNC and its consolidated subsidiaries. Thus, copies of constituent instruments defining the rights of holders of such debt are not required to be included as exhibits. FTNC agrees to furnish copies of such instruments to the SEC upon request.

    *5           Opinion Regarding Legality

    23(a)        Consent of Arthur Andersen LLP

   *23(b)        Consent of Baylor and Backus

   *23(c)        Consent of Clyde A. Billings, Jr. included in Exhibit 5

    23(d)        Consent of Ernst and Young LLP.

   *24           Powers of Attorney

   *99 Registration Rights Agreement dated as of January 3, 1995 by and among First Tennessee National Corporation and the Selling Shareholders

- -------------------------
* Previously filed.


Item 17.  Undertakings

         (a)  The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration
Statement:

         (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect any facts or events arising after the effective date (or most recent post-effective amendment) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to its Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on April 11, 1995.


                   FIRST TENNESSEE NATIONAL CORPORATION

                   By: James F. Keen
                      ---------------------------------------------------------
                       James F. Keen, Senior Vice President and
                            Controller


Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



     SIGNATURE                              TITLE                                    DATE
     ---------                              -----                                    ----
Ralph Horn*                           Chief Executive Officer                   April 11, 1995
- -----------------------------------   (principal executive officer)
Ralph Horn                            and a Director

Elbert L. Thomas, Jr.                 Senior Vice President and                 April 11, 1995
- ----------------------------------    Chief Financial Officer (principal
Elbert L. Thomas, Jr.                 financial officer)

James F. Keen*                        Senior Vice President and                 April 11, 1995
- ----------------------------------    Controller (principal
James F. Keen                         accounting officer)

Jack A. Belz*                         Director                                  April 11, 1995
- ----------------------------------
Jack A. Belz

Robert C. Blattberg*                  Director                                  April 11, 1995
- ----------------------------------
Robert C. Blattberg

J. R. Hyde, III*                      Director                                  April 11, 1995
- ----------------------------------
J. R. Hyde, III

R. Brad Martin*                       Director                                  April 11, 1995
- ----------------------------------
R. Brad Martin

Joseph Orgill, III*                   Director                                  April 11, 1995
- ----------------------------------
Joseph Orgill, III

Richard E. Ray*                       Director                                  April 11, 1995
- ----------------------------------
Richard E. Ray

Vicki G. Roman*                       Director                                  April 11, 1995
- ----------------------------------
Vicki G. Roman


Michael D. Rose*                      Director                                April 11, 1995
- ----------------------------------
Michael D. Rose

William B. Sansom*                    Director                                April 11, 1995
- ----------------------------------
William B. Sansom

Gordon P. Street*                     Director                                April 11, 1995
- ----------------------------------
Gordon P. Street

Ronald Terry*                         Director                                April 11, 1995
- ----------------------------------
Ronald Terry


By:  Clyde A. Billings, Jr.                                                   April 11, 1995
     ---------------------------------
     Clyde A. Billings, Jr.
     *As Attorney-in-Fact



         [The Power of Attorney was previously filed as Exhibit 24.]

                                 Exhibit Table
                                 -------------


Exhibit Number
- --------------
                          Description
                          -----------
         4(a)    Restated Charter of FTNC, as amended, attached as Exhibit 3(i) to FTNC's registration statement on
                 Form S-4 (N0. 33-53331) filed April 28, 1994, and incorporated herein by reference.

         4(b)    Bylaws of FTNC, as amended, attached as Exhibit 3(ii) to FTNC's Annual Report on Form 10-K for
                 the year ended December 31, 1994 and incorporated herein by reference.


         4(c)    Form of Common Stock Certificate, incorporated herein by reference to exhibit 4(a) to FTNC's registration statement on Form S-4 (No. 33-51223) filed November 30, 1993.

         4(d)    Shareholder Protection Rights Agreement, dated as of September 7, 1989, between FTNC and FTB as
                 Rights Agent, incorporated by reference to FTNC's Registration Statement on Form 8-A, filed
                 September 8, 1989.

         4(e)    Indenture, dated as of June 1, 1987, between FTNC and Security Pacific National Trust Company (New
                 York), Trustee incorporated by reference to FTNC's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.

         4(f)    FTNC and certain of its consolidated subsidiaries have outstanding certain long-term debt.  See
                 Note 12 in FTNC's 1994 Annual Report to Shareholders.  None of such debt exceeds 10% of the total assets of FTNC and its consolidated subsidiaries.  Thus, copies of constituent instruments defining the rights of holders of such debt are not required to be included as exhibits.  FTNC agrees to furnish copies of such instruments to the SEC upon request.


        *5       Opinion Regarding Legality*

         23(a)   Consent of Arthur Andersen LLP

        *23(b)   Consent of Baylor and Backus*

        *23(c)   Consent of Clyde A. Billings, Jr. included in Exhibit 5

         23(d)   Consent of Ernst & Young LLP

        *24      Powers of Attorney*

        *99      Registration Rights Agreement dated as of January 3, 1995 by and among FTNC and the selling shareholders*

- -----------------------------
* Previously filed.